SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 14, 2000


                         SIMIONE CENTRAL HOLDINGS, INC.
               (Exact name of registrant as specified in charter)



          Delaware                          000-22162                      22-3209241
(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification No.)
        incorporation)

        6600 Powers Ferry Road
           Atlanta, Georgia                                       30339
    (Address of principal executive                            (Zip Code)
               offices)



        Registrant's telephone number including area code (770) 644-6700

ITEM 4. Changes in Registrant's Certifying Accountant.

a. Effective June 9, 2000, Simione Central Holdings, Inc. ("Simione") decided to appoint Grant Thornton LLP as Simione's independent accountants for the fiscal year ended December 31, 2000 and dismissed Arthur Andersen LLP. Grant Thornton LLP are the historical auditors of MCS, Inc., which is the deemed acquirer of Simione for accounting purposes pursuant to the merger between MCS and Simione that closed on March 7, 2000. The decision to change accountants was approved by the Audit Committee of the Board of Directors of Simione acting pursuant to authority delegated by the Board of Directors of Simione.

     Arthur Andersen LLP's report on Simione's consolidated financial statements during the most recent year contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years and in the subsequent interim period to the date hereof, there were no disagreements between Simione and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such accounting firm would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     None of the "reportable events" described in Item 304(a)(1)(v) of the Regulation S-K occurred with respect to Simione during the last two fiscal years or in the subsequent interim period to the date hereof.

b. As indicated above, effective June 9, 2000, Simione engaged Grant Thornton LLP to audit Simione's financial statements for the fiscal year ended December 31, 2000. During the last two fiscal years and subsequent interim period to the date hereof, Simione did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item (304)(2)(i) and
     (ii) of Regulation S-K.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits.

Exhibit
Number             Description

16.1 Letter from Arthur Andersen LLP to the Securities & Exchange Commission dated June 14, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SIMIONE CENTRAL HOLDINGS, INC.



Date:  June 14, 2000         By:/s/ Stephen M. Shea
                                -----------------------
                                Stephen M. Shea
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)